Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated June 27, 2018, except for the effect of the reverse stock split described in notes 10, 11, 12 and 17 dated as of October 29, 2018 to the year-end financial statements of Bionik Laboratories Corp. for the years ended March 31, 2018 and 2017 included in its registration statement on Form S-1 dated October 29, 2018.

Signed:

Chartered Professional Accountants

Licensed Public Accountants

October 29, 2018

Toronto, Canada